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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  EMAGEON INC.

                                    ARTICLE I

         The name of the corporation is Emageon Inc. (the "CORPORATION").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW").

                                   ARTICLE IV

         (A) AUTHORIZED CAPITAL STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares which the Corporation is authorized to issue is 66,200,000 shares, each with a par value of $0.001 per share. The total number of shares of Common Stock the Corporation shall have the authority to issue is 66,000,000. The total number of shares of Preferred Stock the Corporation shall have the authority to issue is 200,000. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders of a series is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

         (B) PREFERRED STOCK. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (the "CERTIFICATE") may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "BOARD") is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock and to effect the issuance thereof, and the number of shares constituting any such series and the designation thereof, or of any of them. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board, and a certificate of amendment or designation shall be filed with the Secretary of State of the State of Delaware as required by law to be filed with respect to the issuance of such Preferred Stock, prior to the issuance of any

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shares of such series. The Board is also hereby authorized, at any time, to increase or decrease the number of shares included in each series of Preferred Stock (but not below the number of shares thereof then outstanding) without a vote of the holders of such series, or of the holders of any other series or of the Common Stock, unless any such vote is required pursuant to the certificate or certificates establishing the series of Preferred Stock. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, establishment of the following: (i) the annual dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative; (ii) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption; (iii) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund; (iv) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; (v) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights; (vi) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and (vii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series. The shares of Preferred Stock of any one series shall be identical with each other in such series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

         (C) COMMON STOCK. Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board pursuant to this
Article IV, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation's Certificate, including, but not limited to, the following rights and privileges:

                  1. DIVIDEND RIGHTS. Subject to the prior or equal rights of holders of all stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

                  2. LIQUIDATION RIGHTS. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

                  3.       REDEMPTION. The Common Stock is not redeemable.

                  4. VOTING RIGHTS. Each holder of Common Stock shall have the right to one vote per share of Common Stock held, and shall be entitled to notice of any stockholders'


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meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                    ARTICLE V

         (A) All of the powers of the Corporation, insofar as the same may be lawfully vested in the Board, are hereby conferred upon the Board of this Corporation. In furtherance and not in limitation of such powers, the Board is expressly authorized to make, amend, alter, supplement and repeal from time to time any or all of the Bylaws of the Corporation, subject to the right of the stockholders of the Corporation to make, alter, amend, supplement and repeal from time to time any or all of the Bylaws of the Corporation; provided however, that no amendment, alteration, supplement or repeal by the Board shall vary or conflict with any amendment, alteration, supplement or repeal approved by the stockholders of the Corporation pursuant to Section B of Article V hereof.

         (B) Notwithstanding the fact that a lesser percentage may be specified by law, the Bylaws shall not be altered, amended, supplemented or repealed by the stockholders of the Corporation except by the affirmative vote of holders of not less than seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, unless such alteration, amendment, supplement or repeal has been approved by a majority of those directors of the Corporation who are not affiliated or associated with any person or entity holding 10% or more of the voting power of the outstanding capital stock of the Corporation.

         (C) The Corporation may in its Bylaws confer powers upon the Board in addition to the powers and authorities expressly conferred upon the Board by applicable law.

                                   ARTICLE VI

         No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The stockholders may not take action by written consent. Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

                                   ARTICLE VII

         (A) NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be less than three. Subject to that limitation, the exact number of directors shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation.


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         (B)      CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

         (C) TERMS OF OFFICE. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2006; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2007; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2008; and provided, further, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

         (D) ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

         (E) REMOVAL. The directors of the Corporation may not be removed without cause and may be removed for cause only by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose, notwithstanding the fact that a lesser percentage may be specified by law.

         (F) VACANCIES. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.


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                                  ARTICLE VIII

         The Corporation reserves the right to alter, amend, supplement or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute and in this Certificate, and all rights conferred on stockholders by this Certificate are granted subject to such reservation. The affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose shall be required to amend or repeal this Article VIII, Section B of Article V, Article VI, Article VII, and Article IX.

                                   ARTICLE IX

         To the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate or limit the liability of a director: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the General Corporation Law; or (D) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification. If the General Corporation Law is hereafter amended (i) to reduce or (ii) authorize, with the approval of the Corporation's stockholders, further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

         The Corporation shall indemnify any director or officer of the Corporation who was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (collectively a "PROCEEDING") by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the fullest extent permitted by the General Corporation Law as now in effect and as hereafter amended. Such right to indemnification shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any Proceeding in advance of its final disposition to the fullest extent permitted under the General Corporation Law as now in effect and as hereafter amended. The indemnification provided herein shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such Person.

         The rights conferred herein shall not be exclusive of any other right to indemnification which any Person may have or hereafter acquire under any statute, bylaw, agreement, contract, resolution of the Board or stockholders of the Corporation, or otherwise. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation


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shall not adversely affect any right or protection of a director of the
Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

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